1
EXHIBIT 10.4
TRANSITION AGREEMENT

This Transition Agreement (this “ Agreement
”), dated as of April 22, 2021 is made between Michael F.

Barry (“
Executive ”)
and Quaker Chemical Corporation (“ Quaker ” or the “ Company
”).

WHEREAS, Executive and Quaker are parties to the

Employment Agreement dated July 1, 2008 regarding Executive’s employment as the Company’s

Chief

Executive Officer and President (the “
Employment Agreement ”);

WHEREAS, Executive and Quaker contemplate that

effective December 31, 2021, Executive will retire as the

Chief
Executive Officer and President and will continue

to serve on the Board of Directors of the Company (the “
Board ”) as a non-
executive director;

WHEREAS, as used in this Agreement, any reference

to Executive shall include Executive and, in their capacities as such,
Executive’s heirs, administrators,

representatives, executors, legatees, successors, agents and assigns; and

WHEREAS, all capitalized terms used but not defined

in this Agreement shall have the meanings ascribed to such terms in the
Employment Agreement;

In consideration of the mutual promises, agreements and

representations contained herein, the parties agree as follows:

1.

Transition
. Executive shall continue to serve as President and

Chief Executive Officer of the Company,

at his current level of
compensation (including the full amount of his Annual

Incentive

Plan (
“AIP” ) bonus earned with respect to calendar year 2021)
and benefits (with such increases as may be approved

by the Board) through December 31, 2021. Effective

January 1, 2022,
Executive shall resign as an employee of the Company,

and from such positions and from all positions as an officer or director of
any Company subsidiary (but, for the sake of clarity,

he shall not be expected to resign as a director of the Company).

However,
with the approval

of the Board, Executive may resign from such positions

prior to January 1, 2022, and in that event may also, if
he desires, resign as an employee prior to January 1, 2022.

In either event, Executive shall make himself reasonably

available to
the Board to provide strategic advice and counsel through

December 31, 2021 and shall continue to receive, through December
31, 2021 the same level of compensation and benefits to

which he was entitled as of the date of his resignation as President

and
Chief Executive Officer (including the

full amount of his AIP bonus earned with respect to calendar year 2021).

If the Board
requests, and Executive provides his written consent,

Executive’s employment may

be extended beyond December 31, 2021 at his
current level of compensation and benefits, or upon such

other terms and conditions that the Board and Executive

may mutually
agree. The date of Executive’s

resignation as President and Chief Executive Officer

of the Company is referred to in the
Agreement as the “ Resignation Date.
” Following his resignation as President and Chief Executive

Officer, Executive shall,
subject to further action by the Board, continue to

serve as Chair of the Board, in the capacity as non-executive

Chair.

2.

Compensation.

If the Resignation Date occurs before January 1, 2022, the

Company shall compensate Executive through
December 31, 2021 as provided in Section 1 above.

From and after January 1, 2022 and continuing for as long

as Executive
serves as a director, the Company

shall compensate Executive for his services as a director on the same basis as it compensates
the non-management members of the Board and shall

pay him additional compensation of $100,000 per annum (or

such greater
amount as may be approved by the Board)

for his services as non-executive Chair.

Such compensation shall be paid on the same
basis as the compensation payable to the Lead Director

(if there is one, otherwise on the same basis as for those directors serving as chairs of Board committees), pro-rated in the event of

a partial year; provided that Executive’s

compensation for serving as
non-executive Chair shall, if paid in cash, shall be paid in monthly installments. The Company shall reimburse Executive for all
reasonable business expenses incurred

by him in the performance of duties as a director and non-executive

Chair in accordance
with the Company’s business

expense reimbursement policies. While serving as non

-executive Chair, the Company shall provide
Executive with support services as Executive may reasonably

request, including computer and telephone access, IT support and support from an administrative assistant.

3.

Non-Executive Chair of the Board.

As the non-executive Chair, it is contemplated

that Executive shall, when present, preside at
all meetings of the Board and at all meetings of shareholders of the Company, and together

with the President and Chief
Executive Officer and (if there is one) the

Lead Director, set the agenda for meetings

of the Board. In addition, Executive shall,
upon request, provide his advice and counsel with respect

to the transition of management,

new business opportunities, strategic
planning, customer and investor relations and such

other matters as the Company’s

Chief Executive Officer or the Board may
reasonably request.

4.

No Termination

of Service
. Executive and the Company hereby acknowledge that the Compensation and Human Resources
Committee of the Board (or such other committee described

in the LTIP)

has provided that Executive will not be considered to
have had a “
Termination

of Service
” as defined in the LTIP

for so long as Executive is a director or employee of

the Company.

Any further amendment to the interpretation of Termination

of Service will be considered an amendment to an outstanding award
pursuant to section 2.6 of the LTIP

and may only be made with the Executive’s

consent.

5.

Company’s Obligations .

a.

The Company will pay Executive for any amounts of Executive’s accrued salary payable under the Employment Agreement
and reimbursement for any reasonable business expenses

and other amounts to which Executive is entitled thereunder.

Such
payment will be made in accordance with the Company’s

regular payroll practices.

b.

Executive shall receive

any incentive cash bonus amount accrued or earned by Executive in accordance with the terms of an
award granted under the AIP or LTIP

prior January 1, 2022 in accordance with the terms of the AIP or LTIP,

as applicable.
Any such amount shall be paid to Executive as provided

under the AIP or LTIP,

as applicable.

c.

Following the Resignation Date, Executive shall not be

eligible to participate in the Company’s

benefit plans except as
provided below with respect to Executive’s

participation in the Company’s

existing medical plan, as such plan may be
changed by the Company from time to time for its senior employees generally (“
Medical Coverage ”) and the Company’s
existing short-term disability plan and long-term disability plan as such plans may be changed by the Company

from time to
time for its senior employees generally (“ Disability Coverage ”):

i.

Subject to approval from the applicable insurance provider,

if any, the Company

shall, until April 30, 2023, permit
Executive to elect Medical Coverage (including medical,

vision and dental coverage) for himself and his family

as
follows:

1.

Executive shall pay the premium cost of the Medical Coverage he elects at the rate provided to active employees of
the Company, and

on an after-tax basis. In addition, the Company will pay

the portion of the premium cost paid by
the Company for active employees for such Medical Coverage

and the portion of the premium cost paid by the
Company will be includable in Executive’s

taxable income.

2.

Upon the termination of the Medical Coverage, Executive

and if applicable, his family may be eligible to elect
COBRA continuation coverage in accordance with the

terms of the Medical Coverage and applicable law.

3.

If at any time during such period Executive is not eligible

to participate in the Medical Coverage, the Company will
pay to Executive additional compensation in an amount

necessary to purchase coverage similar to the Medical
Coverage.

ii.

For as long as Executive is entitled to elect Medical Coverage from the Company,

Executive will continue to be eligible
for Disability Coverage under the same terms and conditions as active employees, subject to approval from the applicable
insurance provider, if any.

d.

Executive’s outstanding

equity awards as of December 31, 2021 shall be administered

according to the terms of the
applicable award agreements (the “ Award Agreements ”) and the terms of the LTIP.

e.

In the event of the death of Executive, any payments due

to Executive under this Agreement or the Award

Agreements and
not paid prior to Executive’s

death shall be made to the personal representative of Executive’s estate.

f.

The Company shall withhold from any payments under this

Agreement any federal, state and local taxes that the Company is
required to withhold pursuant to any law or governmental

rule or regulation. Executive shall be responsible for all Executive taxes applicable to amounts payable under this Agreement.

g.

Executive shall not be entitled to any severance amounts

under any severance plans of the Company or the

Employment
Agreement.

6.

Restrictive Covenants
. Executive shall comply with the Restrictive Covenants set forth in Section 6 of the Employment
Agreement (the “ Restrictive Covenants
”) for the applicable periods set forth therein; provided

that, notwithstanding anything to
the contrary in the Employment Agreement, Executive

shall comply with the Restrictive Covenants set forth in Section

6.2 of the
Employment Agreement regarding non-competition

and non-solicitation for so long as he is a member of the Board,

and for a
period of 18 months following the end of Executive’s

Board service.

7.

Return of Property .
Executive agrees to return all Company property to the Company on or before the Resignation Date (other
than as relates to his services as a director,

including his computer, cellphone and

email access) and not retain any property of the

Company (other than his cellphone, computer and any

other items that the Company expressly permits Executive

to keep). To the
extent that Executive retains any such items, or if he made

use of his own personal

computing devices (e.g., cellphone, laptop,
thumb drive, etc.), Executive will, upon request, deliver such items to the Company for review and will permit the

Company to
delete all Company property and information therefrom,

and/or permit the Company to remotely delete all Company property

and
information from such items. For the avoidance of doubt,

notwithstanding anything to the contrary,

Executive shall be permitted
to retain his contacts (in electronic and paper form).

The Company shall pack and ship at its expense the personal items of
Executive that are in his office at the Company following

the Resignation Date.

8.

Cooperation
. Executive agrees that, upon the Company’s

reasonable notice to Executive and taking into consideration
Executive’s other commitments and

obligations, Executive shall fully cooperate with the Company in investigating, defending,
prosecuting, litigating, filing, initiating or asserting any actual or potential claims or investigations that may be made

by or against
the Company to the extent that such claims or investigations relate to any matter in which Executive was involved (or alleged to have been involved) while employed with the Company,

or during his service as a director, of

which Executive has knowledge by
virtue of Executive’s employment

with the Company or Executive’s

capacity as a director of the Company.

The Company will
advance to Executive the reasonable out-of-pocket expenses incurred in rendering such cooperation.

9.

Permitted Conduct
. Nothing in this Agreement or the Employment Agreement

shall prohibit or restrict Executive from initiating
communications directly with, or responding to any inquiry

from, or providing testimony before, the Equal Employment
Opportunity Commission, the Department of Justice, the

Securities and Exchange Commission, or any other federal,

state or local
regulatory authority.

To the extent permitted

by law, upon receipt of any

subpoena, court order, or other legal process

compelling
the disclosure of any confidential information and trade secrets of the Company, Executive agrees

to give prompt written notice to
the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. Please take notice
that federal law provides criminal and civil immunity

to federal and state claims for trade secret misappropriation to individuals
who disclose a trade secret to their attorney,

a court, or a government official in certain, confidential

circumstances that are set
forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related

to the reporting or investigation of a suspected violation of the law,

or in
connection with a lawsuit for retaliation for reporting

a suspected violation of the law.

10.

Indemnification.
The Company shall defend and hold Executive harmle

ss to the fullest extent permitted by applicable law in
connection with any claim, action, suit, investigation

or proceeding arising out of or relating to performance by Executive of
services for, or action of Executive

hereunder or as a director, officer,

employee or executive of the Company or of any parent,
subsidiary or affiliate of the Company,

or of any other person or enterprise at the Company’s

request. Expenses incurred by
Executive in defending such a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in

advance
of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of Executive to repay said amount unless it shall ultimately be determined that Executive is entitled to be indemnified hereunder; provided, however,

that
this shall not apply to a nonderivative action commenced

by the Company against Executive. This indemnification

obligation is in
addition to the obligations of the Company pursuant to

its articles of incorporation and bylaws.

11.

Controlling Law .
This Agreement and all matters arising out of, or relating

to it, shall be governed by,

and construed in
accordance with, the laws of the Commonwealth of Pennsylvania.

12.

  Jurisdiction .
Any action arising out of, or relating to, any breach

of the Restrictive Covenants shall be brought and prosecuted only in the United States District Court for the Eastern

District of Pennsylvania, or if such court does not have jurisdiction or will
not accept jurisdiction, in any court

of general jurisdiction in Philadelphia, Pennsylvania, and the jurisdiction of such court in any
such proceeding shall be exclusive. Executive also irrevocably and unconditionally consents to the service of any process,
pleadings, notices or other papers.

13.

Amendment .
The parties agree that this Agreement may not be altered,

amended or modified, in any respect, except by a writing
duly executed by both Parties.

14.

Entire Agreement .
The parties understand that no promise, inducement or

other agreement not expressly contained herein has
been made conferring any benefit upon them, and that

this Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and that the terms of

this Agreement are contractual and not recitals only.

Prior to the
Resignation Date, the Employment Agreemen

t

shall apply to any termination of Executive’s

employment with the Company,
provided, however, that in the

event of a Separation from Service prior to the Resignation

Date, by action of the Company for any
reason other than Cause or the death or Disability of the

Executive, Executive shall receive the same compensation and benefits that he would receive in the event of a resignation

prior to January 1, 2022, as set forth in Section 1 of this Agreement,

in lieu of
any payment under Section 4.4 of the Employment

Agreement. Following the Resignation Date, the provisions of this Agreement
shall govern Executive’s service

as a director other than those provisions of the Employment

Agreement that by their terms apply
following termination of Executive’s

employment

as Chief Executive Officer and President of the Company

(including without
limitation Section 6 and 7.7), which shall continue

to apply to Executive.

15.

Section 409A
.

a.

This Agreement is intended to comply with Code section

409A, or an exemption, and the provisions of this Subsection shall
apply notwithstanding any provisions of this Agreement

to the contrary. For purposes of

section 409A of the Code, the right
to a series of payments under this Agreement shall be treated as a right to a series of separate payments and each payment shall be treated as a separate payment. With

respect to any payments that are subject to section 409A of

the Code, in no event
shall Executive, directly or indirectly,

designate the calendar year of a payment and if a payment could be made in more than
one taxable year, based on timing

of the execution of this Agreement, payment shall be made in the later taxable year. Any
reimbursements and in-kind benefits provided under

this Agreement shall be made or provided in accordance with

the
requirements of section 409A of the Code.

b.

Notwithstanding any provision of this Agreement to

the contrary, any payment

or benefit under this Agreement that
constitutes deferred compensation subject to section 409A

of the Code and for which the payment event is a Separation

from
Service shall not be made or provided before the date that

is six months after the date of Executive’s

Separation from Service.
Any payment or benefit that is delayed pursuant to this Subsection shall be made or provided on the first business day of the
seventh month following the month in which Executive’s

Separation from Service occurs. With respect

to any cash payment
delayed pursuant to this Subsection, the first payment

shall include interest, at the Wall

Street Journal Prime Rate published
in the Wall Street

Journal on the date of Executive’s

Separation from Service (or the previous business day

if such date is not
a business day), for the period from the date the payment would have been made but for this Subsection through the date
payment is made. The provisions of this Subsection shall

apply only to the extent required to avoid Executive’s

incurrence of
any additional tax or interest under section 409A of the

Code.
  For purposes of this Subsection, a “ Separation from Service ”
shall mean Executive’s separation

from service with the Company and its affiliates within

the meaning of Treas. Reg.
§1.409A-1(h) or any successor thereto.

16.

Agreement Severability .
If any provision of this Agreement is construed to be invalid,

unlawful or unenforceable, then the
remaining provisions hereof shall not be affected

thereby and shall be enforceable without regard thereto.

IN WITNESS WHEREOF,

and intending to be legally bound, the parties agree

to the terms of this Agreement.

Quaker Chemical

Corporation
Date: 4/22/2021

By:

/s/ Robert T. Traub

Name:

Robert T. Traub

Title:

Sr. VP,

General Counsel and Corporate Secretary
Date: 4/22/2021

By:

/s/ Michael F. Barry

Michael F. Barry